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                                    EXHIBIT 4


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ASSIGNMENT OF RENTS AND LEASES

        (105 West Charleston Boulevard, Las Vegas, Clark County, Nevada)

                  THIS ASSIGNMENT, made as of May 13, 1998, by C.B. REALTY OF DELAWARE, INC., a Delaware corporation, with a mailing address of 105 West Charleston Boulevard, Las Vegas, Nevada 89102 (hereinafter called "Assignor"), in favor of METLIFE CAPITAL FINANCIAL CORPORATION, a Delaware corporation, with a mailing address of Real Estate Department, 10900 Northeast Fourth Street, Suite 500, Bellevue, Washington 98004 (hereinafter called "METLIFE"),

                                  WITNESSETH :

                  Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto METLIFE all right, title and interest of Assignor in, to and under all written and oral leases and rental agreements of the real estate described in Exhibit A attached hereto and incorporated herein ("Property"), whether now in existence or hereafter entered into, and all guaranties, amendments, extensions, renewals and subleases of said leases and any of them, all of which are hereinafter called the "Leases," all rents, income and profits which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property, any award hereafter made in any bankruptcy, insolvency or reorganization proceeding in any state or federal court involving any of the tenants of the Leases, and any and all payments made by such tenants in lieu of rent.

                  This Assignment is made for the purpose of securing:

                  A. The payment of the indebtedness (including any extensions or renewals thereof) evidenced by a certain Note ("Note") of Assignor of even date herewith in the principal sum of Five Hundred Thousand Dollars ($500,000) and secured by a certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing ("Deed of Trust") of even date herewith encumbering the Property; and

                  B. The payment of all other sums with interest thereon becoming due and payable to METLIFE under the provisions of the Deed of Trust and any other instrument constituting security for the Note; and

                  C. The performance and discharge of each and every term, covenant and condition contained in the Note, Deed of Trust and any other instrument constituting security for the Note.

                  Assignor represents, warrants, covenants and agrees with METLIFE as follows:

                  1. The sole ownership of the entire lessor's interest in the Leases is or shall be vested in Assignor, and Assignor has not, and shall not, perform any acts or execute any other instruments which might prevent METLIFE from fully exercising its rights under any of the terms, covenants and conditions of this Assignment.


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                  2.       The Leases are and shall be valid and enforceable in
                           accordance with their terms and have not been altered, modified, amended, terminated, canceled, renewed or surrendered nor have any of the terms and conditions thereof been waived in any manner whatsoever except as approved in writing by METLIFE.

                  3. Assignor shall not alter the term or the amount of rent payable or the term of any Lease without notice to METLIFE and METLIFE's consent.

                  4. There are no defaults now existing under any of the Leases, and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

                  5. Assignor shall give prompt notice to METLIFE of any notice received by Assignor claiming that a default has occurred under any of the Leases on the part of Assignor, together with a complete copy of any such notice.

                  6. Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the Leases.

                  7. Assignor will not permit any Lease to become subordinate to any lien other than the lien of the Deed of Trust.

                  8. All existing Leases are described on Exhibit B attached hereto and incorporated herein. Assignor has delivered to Assignee true and correct copies of all existing Leases and all amendments and modifications thereto.

                  The parties further agree as follows:

                  This Assignment is an absolute, present assignment from Assignor to METLIFE, effective immediately, and is not merely an assignment for security purposes. Notwithstanding the foregoing, until a notice is sent to the Assignor in writing that an Event of Default (as defined in the Note and/or Deed of Trust) has occurred under the terms and conditions of the Note or any other instrument constituting additional security for the Note (which notice is hereafter called a "Notice"), Assignor is granted a license to receive, collect and enjoy the rents, income and profits accruing from the Property.

                  If an Event of Default (as defined in the Note and Deed of Trust) shall occur, METLIFE may, at its option, after service of a Notice, receive and collect all such rents, income and profits as they become due, from the Property. METLIFE shall thereafter continue to receive and collect all such rents, income and profits, until METLIFE shall otherwise agree in writing. All sums received by Assignor after service of such Notice shall be deemed received in trust and shall be immediately turned over to METLIFE.

                  Assignor hereby irrevocably appoints METLIFE its true and lawful attorney-in-fact with power of substitution and with full power for METLIFE in its own name and capacity or in the name and capacity of Assignor, from and after service of Notice, to demand, collect, receive and give complete acquittances for any and all rents, income and profits accruing from the Property, either in its own name or in the name of Assignor or otherwise, which METLIFE may deem necessary or desirable in order to collect and enforce the payment of the rents, income and profits and to demand, correct, receive, endorse, and deposit all checks, drafts, money orders or notes given in payment of such rents. Such appointment is coupled with an interest and is irrevocable. METLIFE shall not be liable for or prejudiced by any loss of


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any note, checks, drafts, etc., unless such loss is due to the gross negligence or willful misconduct of METLIFE.

                  METLIFE shall apply the rents received from Assignor=s lessees, to accrued interest and principal under the Note. If no Event of Default remains uncured, amounts received in excess of the aggregate monthly payment due under the Note shall be remitted to Assignor in a timely manner. Nothing contained herein shall be construed to constitute METLIFE as a mortgagee-in-possession in absence of its physically taking possession of the Property.

                  Assignor also hereby irrevocably appoints METLIFE as its true and lawful attorney-in-fact to appear in any state or federal bankruptcy, insolvency, or reorganization proceeding in any state or federal court involving any of the tenants of the Leases. Lessees of the Property are hereby expressly authorized and directed, from and after service of a Notice to pay any and all amounts due Assignor pursuant to the Leases to METLIFE or such nominee as METLIFE may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Assignor in respect of all payments so made.

                  If an Event of Default shall occur, METLIFE is hereby vested with full power from and after service of a Notice to use all measures, legal and equitable, deemed by it necessary or proper to enforce this Assignment and to collect the rents, income and profits assigned hereunder, including the right of METLIFE or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Assignor relating thereto, and may exclude the Assignor, its agents and servants, wholly therefrom. Assignor hereby grants full power and authority to METLIFE to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Assignor to METLIFE, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Property or of making the same rentable, reasonable attorneys' fees incurred in connection with the enforcement of this Assignment, and of principal and interest payments due from Assignor to METLIFE on the Note and the Deed of Trust, all in such order as METLIFE may determine. METLIFE shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the leases. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon METLIFE, nor shall it operate to make METLIFE liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger.

                  Waiver of or acquiescence by METLIFE in any default by the Assignor, or failure of METLIFE to insist upon strict performance by the Assignor of any covenants, conditions or agreements in this Assignment, shall not constitute a waiver of any subsequent or other default or failure, whether similar or dissimilar.

                  The rights and remedies of METLIFE under this Assignment are cumulative and are not in lieu of, but are in addition to any other rights or remedies which METLIFE shall have under the Note or any other instrument constituting security for the Note, or at law or in equity.


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                  If any term of this Assignment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

                  Any and all notices, elections, demands, or requests permitted or required to be made under this Assignment, including without limitation a Notice, shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, by telegram, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address set forth above, or to such other party and at such other address within the United States of America as any party may designate as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) days after the date of mailing by registered or certified mail, (iii) one (1) day after the date of mailing by Express Mail, or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

                  Assignor hereby authorizes METLIFE to give written notice of this Assignment, which may include a copy hereof, at any time to any tenant under any of the Leases.

                  The terms "Assignor" and "METLIFE" shall be construed to include the legal representatives, successors and assigns thereof. The gender and number used in this Assignment are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

                  This Assignment may not be amended, modified or changed nor shall any waiver of any provisions hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

                  Notwithstanding anything contained herein to the contrary, in no event shall this Assignment be deemed to reduce the indebtedness evidenced by the Note by an amount in excess of the actual amount of cash received by METLIFE under the Leases, whether before, during or after the occurrence of an Event of Default, and Assignor acknowledges that in no event shall the indebtedness secured hereby be reduced by the value from time to time of the rents, income and profits of or from the Property. In addition, METLIFE reserves the right, at any time, whether before or after the occurrence of an Event of Default, to recharacterize this Assignment as merely constituting security for the indebtedness of Assignor to METLIFE, which recharacterization shall be made by written notice delivered to Assignor. METLIFE's receipt of any rents, issues, and profits pursuant to this Assignment after the institution of foreclosure proceedings, either by court action or by the private power of sale contained in any mortgage now or hereafter securing the Note, shall not cure an Event of Default, as defined in the Note, or affect such proceedings or sale.

                  This Assignment shall be construed and enforced under the laws of the State of Nevada (excluding choice-of-law principles).


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                  IN WITNESS WHEREOF, the said Assignor has caused this
Assignment to be signed and sealed by its duly authorized officers as of the date first above written.

                             ASSIGNOR:

                             C.B. REALTY OF DELAWARE, INC.,
                             a Delaware corporation

                             By:___________________________________________

                             Title:________________________________________

                             Attest:_______________________________________

                             Title:________________________________________

                                                   [SEAL]

Exhibits:

Exhibit A - Legal Description
Exhibit B - List of Leases


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STATE OF NEVADA                     )
                                    )        ss
COUNTY OF CLARK                     )

         This instrument was acknowledged before me on May, 1998, by ______ ___________________ and __________________________, as _____________________ and
______________________, respectively, of C.B. Realty of Delaware, Inc.


                                             ----------------------------------
                                                            [stamp]




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Loan No: 009-0000979-001

                                    EXHIBIT A

        (105 West Charleston Boulevard, Las Vegas, Clark County, Nevada)

Legal Description:

That portion of the Northeast Quarter (NE1/4) of Section 4, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:

Lot Two (2) as shown by Map thereof in File 82 of Parcel Maps, page 14, in the Office of the County Recorder of Clark County, Nevada.



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Loan No: 009-0000979-001

                                    EXHIBIT B

        (105 West Charleston Boulevard, Las Vegas, Clark County, Nevada)

List of Leases:

         TENANT                             DATE                       AMENDED

         Carpet Barn, Inc.                  6/1/95                     8/1/95
                                                                       4/1/98




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Prepared by, recording requested by, and when recorded, return to:

Dorothea S. Costrini
Hunter, Maclean, Exley & Dunn, P.C.
200 East Saint Julian Street
Savannah, Georgia    31401

General Electric Capital Business
Asset Funding Corporation
Loan No.: 009-0000979-001



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